Exhibit 2.3

LOCK-UP AGREEMENT

(HARD)

STRICTLY CONFIDENTIAL

March 20, 2010

TO:                                                                                                                      (the “Seller”)

Osisko Mining Corporation (the “Offeror”) and Brett Resources Inc. (the “Company”) have entered into a support agreement (the “Support Agreement”) dated of even date herewith.  Capitalized terms used in this lock-up agreement (this “Lock-up Agreement”) and not otherwise defined herein that are defined in the Support Agreement shall have the respective meanings ascribed thereto in the Support Agreement.

This Lock-Up Agreement sets out the terms and conditions of the agreement of the Seller to: (i) support the Offer; (ii) deposit or cause to be deposited under the Offer all of the Common Shares currently owned or controlled by the Seller; and (iii) subject to the terms hereof, exercise the Options or Warrants currently owned by the Seller for Common Shares (“Subsequently Acquired Common Shares”) and to deposit such Subsequently Acquired Common Shares under the Offer (such Common Shares referred to in (ii) above and such Subsequently Acquired Common Shares are hereinafter collectively referred to as the “Subject Common Shares”).

ARTICLE 1

THE OFFER

1.1                           In the event the Offeror makes the Offer in accordance with the Support Agreement, and subject to the satisfaction or waiver of the conditions of the Offer as contemplated in Section 1.2 below, the Offeror shall take-up and pay for the Common Shares deposited under the Offer as soon as reasonably practicable and, in any event, not later than three business days following the time at which the Offeror becomes entitled to take-up such Common Shares under the Offer pursuant to Applicable Securities Laws.

1.2                           The obligation of the Offeror to take-up and pay for the Subject Common Shares under the Offer shall not be subject to any conditions, save and except for those conditions set out in Schedule A of the Support Agreement.  The conditions to the making of the Offer are for the sole benefit of the Offeror and may be waived by the Offeror in whole or in part in its sole discretion.

1.3                           The Seller acknowledges and agrees that the Offeror may, in its sole discretion, modify or waive any term or condition of the Offer; provided that Offeror shall not, without the prior written consent of the Seller and the Company, increase the Minimum Condition, decrease the Minimum Condition below 50.1%, impose additional conditions to the Offer, decrease the consideration per Common Share, decrease the number of Common Shares in respect of which the Offer is made, change the form of consideration payable under the Offer (other than to increase the total consideration per Common Share and/or add additional consideration or consideration alternatives in addition to the cash consideration under the initial Offer) or otherwise vary the Offer or any terms or conditions thereof (which for greater certainty does not include a waiver of a condition) in a manner which is adverse to shareholders generally.

ARTICLE 2

COVENANTS OF THE SELLER

2.1                           The Seller agrees, from the date hereof until the earlier of:  (i) the termination of this Lock-Up Agreement pursuant to Article 5; and (ii) the Expiry Time, except in accordance with the terms of this Lock-Up Agreement, not to:

(a)           acquire direct or indirect beneficial ownership or holding of or control or direction over any additional Common Shares or obtain or enter into any right to do so, with the exception of any Common Shares acquired pursuant to the exercise of Options or Warrants;

(b)           grant or agree to grant any proxy or other right to the Subject Common Shares, or enter into any voting trust or pooling agreement or arrangement or enter into or subject any of such Subject Common Shares to any other agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting thereof;

(c)           in any manner, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors) or agent or otherwise (as applicable), make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers from any person regarding an Alternative Transaction, engage in any discussions or negotiations regarding any Alternative Transaction, or otherwise co-operate in any way with, or assist or participate in, knowingly facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing;

(d)           solicit or arrange or provide assistance to any other person to arrange for the solicitation of, purchases of or offers to sell Common Shares or act in concert or jointly with any other person for the purpose of acquiring Common Shares or the purpose of affecting the control of the Company;

(e)           option, sell, assign, dispose of, pledge, create an Encumbrance on, grant a security interest in or otherwise convey any Options, Warrants or Subject Common Shares or any right or interest therein, or agree to do any of the foregoing except pursuant to the Offer and this Lock-Up Agreement;

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(f)            prior to the public announcement by the Offeror and the Company of the entering into of the Support Agreement, directly or indirectly, disclose to any person, firm or corporation (other than the Company and the financial and legal advisors of the Company) the existence of the terms and conditions of this Lock-Up Agreement, or the possibility of the Offeror making the Offer or any terms or conditions or other information concerning the Offer; and

(g)           not take any action to encourage or assist any other person to do any of the prohibited acts referred to in foregoing provisions of this Section 2.1.

2.2                           The Seller hereby agrees, from the date hereof until the earlier of:  (i) the termination of this Lock-Up Agreement pursuant to Article 5; and (ii) the Expiry Time, except in accordance with the terms of this Lock-Up Agreement, to:

(a)           immediately cease and cause to be terminated any existing solicitations, discussions or negotiations it is engaged in with any person other than the Offeror or any of its affiliates with respect to or which could lead to any potential Alternative Transaction;

(b)           promptly (and in any event within 24 hours after it has received any proposal, inquiry, offer or request) notify the Offeror, at first orally and then in writing of:  (i) any proposal, inquiry, offer (or any amendment thereto) or request that the Seller receives, or of which the Seller becomes aware, that relates to, or constitutes, or which the Seller reasonably believes could lead to, a bona fide Alternative Transaction; or (ii) any request that the Seller receives for discussions or negotiations relating to an Alternative Transaction or any request for material non-public information relating to the Company or any subsidiary of the Company or any of the Company’s mineral properties by any person or entity that informs the Seller that it is considering making, or has made, an Alternative Transaction.  Such notice to the Offeror shall include a description of the terms and conditions of, and the identity of the person making, any such proposal, inquiry, offer (including any amendment thereto) or request and shall include copies of any such proposal, inquiry, offer or request or any amendment to any of the foregoing.  The Seller shall also provide such other details of the proposal, inquiry, offer or request, or any amendment to the foregoing, as the Offeror may reasonably request.  The Seller shall keep the Offeror promptly and fully informed of the status, including any change to the material terms, of any such proposal, inquiry, offer or request, or any amendment to the foregoing, and will respond promptly to all inquiries by the Offeror with respect thereto; and

(c)           exercise the voting rights attaching to the Subject Common Shares and otherwise use the Seller’s commercially reasonable efforts in the Seller’s capacity as a shareholder of the Company to oppose any proposed action

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by the Company, the Shareholders, any of the Company’s Subsidiaries or any other person:  (i) in respect of any merger, take-over bid, amalgamation, plan of arrangement, business combination or similar transaction involving the Company or any other than the Offer; (ii) which would reasonably be regarded as being directed towards or likely to prevent or delay the take-up of and payment for the Subject Common Shares deposited under the Offer or the successful completion of the Offer, including without limitation any amendment to the articles or by-laws of the Company or its corporate structure; or (iii) which would reasonably be expected to result in a Material Adverse Effect in respect of the Company.  In connection therewith, the Seller hereby appoints the Offeror as its attorney in fact (which appointment is unconditional, irrevocable (subject to Article 5), and is coupled with an interest) for and on his behalf to execute a proxy appointing a person designated by the Offeror to attend and act on behalf of each such Seller at any meeting of shareholders of the Company in respect of any of the matters referred to in this Section 2.2(c); provided that if, pursuant to this power of attorney, the Offeror has executed and not revoked a proxy in respect of such a meeting, which proxy has been accepted by the Company, then in such circumstances the Seller shall not be responsible for voting under this Section 2.2(c).  The Offeror shall advise the Seller upon executing any proxies in respect of the Subject Common Shares held by the Seller.

ARTICLE 3

AGREEMENT TO TENDER AND EXERCISE OPTIONS AND WARRANTS

3.1                           This Lock-Up Agreement when signed and delivered by the Seller will constitute the agreement of the Seller, among other things, to accept the Offer and validly deposit and cause to be deposited and cause all acts and things to be done to deposit under the Offer all of the Subject Common Shares currently owned or controlled by the Seller and, in any event, not less than the number of Subject Common Shares set forth opposite the Seller’s name on Schedule A hereto, together with a duly completed and executed letter of transmittal, on the terms and conditions set out herein.

3.2                           Within one Business Day of the Seller receiving written confirmation in form and with content satisfactory to the Seller that (i) the Minimum Condition has been met or will be met as a result of the exercise of the Options and Warrants held by the Seller; and (ii) the Offeror is legally obliged to take up and pay for the Common Shares under the Offer which will result in the Offeror holding not less than 50.1% of the issued and outstanding Common Shares, the Seller agrees to exercise the Options and Warrants currently owned by the Seller for Subsequently Acquired Common Shares.

3.3                           The Seller agrees that if Offeror makes the Offer in compliance with Section 1.1 and Section 1.2, the Seller shall deposit or cause to be deposited with the depository under the Offer (a) within 10 calendar days of the mailing of the

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Circular, all of the Subject Common Shares, and (b) within two Business Days of the date of the exercise of the Options and Warrants in accordance with Section 3.2 hereof and in any event prior to the first scheduled expiry time of the Offer following the date of the exercise of the Options and Warrants in accordance with Section 3.2 hereof, all such documents as may be necessary or desirable to deposit or cause to be deposited all of the Subsequently Acquired Common Shares (including those acquired pursuant to the exercise of Options and the exercise of Warrants), in each case in accordance with the terms of the Offer, and thereafter, except as may be permitted by this Lock-Up Agreement or unless this Lock-Up Agreement is terminated in accordance with Article 5, the Seller shall not withdraw or take any action to withdraw any of the Seller’s Subject Common Shares deposited under the Offer (notwithstanding any statutory rights or other rights under the terms of the Offer or otherwise which the Seller might have and whether or not the Company recommends or fails to recommend or withdraws, modifies or qualifies its recommendation of the Offer).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1                           The Seller by its acceptance hereof represents and warrants as follows and acknowledges that the Offeror is relying upon such representations and warranties in connection with entering into this Lock-Up Agreement and making the Offer and purchasing the Subject Common Shares:

(a)           the Seller is the sole beneficial owner of and/or controls all of the Common Shares, Options and/or Warrants set forth opposite the Seller’s name on Schedule A and, except as set forth on Schedule B, the Seller is the registered owner of such Common Shares, Options and/or Warrants;

(b)           (i) the only securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by the Seller are those listed on Schedule A beside the Seller’s name, and (ii) other than any Options or Warrants listed opposite the name of the Seller in Schedule A or Common Shares issuable on the exercise thereof, the Seller has no right to acquire any Common Shares and has no other agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Seller or transfer to the Seller of additional securities of the Company;

(c)           the Seller has the sole right to sell (or has obtained all consents required to do so) and vote all the Subject Common Shares now held, and will have the right to sell and vote all the Subject Common Shares hereafter acquired by the Seller;

(d)           all the Subject Common Shares held by the Seller will, at the time at which Offeror takes up and pays for such Subject Common Shares, be

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beneficially owned by the Seller with good and marketable title thereto, free and clear of any and all Encumbrances and are and will at such time be issued and outstanding as fully paid and non-assessable shares in the capital of the Company;

(e)           no person has any agreement, option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Common Shares owned by the Seller or any interest therein or right thereto, except the Offeror pursuant to this Lock-Up Agreement;

(f)            none of the execution or delivery of this Lock-Up Agreement by the Seller, the authorization of this Lock-Up Agreement by the Seller or the compliance by the Seller of its obligations under this Lock-Up Agreement, will result (with or without notice or the passage of time) in a violation or breach of or constitute a default under any provision of (i) if such Seller is a corporation, the constating documents or by-laws of such Seller; (ii) any applicable Laws, or (iii) any note, bond, mortgage, indenture or contract or agreement to which the Seller is party or by which the Seller is bound;

(g)           if the Seller is a corporation, the Seller is duly organized under the Laws of its jurisdiction of incorporation and is validly existing;

(h)           if the Seller is a corporation, the Seller has the necessary corporate power and authority to enter into this Lock-Up Agreement and to perform its obligations hereunder, and its execution and delivery of this Lock-Up Agreement and the performance by it of its obligations under this Lock-Up Agreement have been duly authorized and no other corporate proceedings on its part are necessary to authorize this Lock-Up Agreement;

(i)            this Lock-Up Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction  to general principles of equity;

(j)            other than in connection with or in compliance with the provisions of Applicable Securities Laws, the policies of the TSX Venture Exchange and the Toronto Stock Exchange and as otherwise contemplated herein:  (i) there is no legal impediment to the Seller’s consummation of the transactions contemplated by this Lock-Up Agreement; and (ii) no filing or registration with, or authorization, consent or approval of, any government authority need be obtained by the Seller in connection with the making or the consummation of the Offer;

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(k)           the Seller has not previously granted or agreed to grant any ongoing proxy in respect of the Subject Common Shares or entered into any voting trust, vote pooling or any other agreement with respect to the right to vote, call meetings of shareholders or get consents or approvals of any kind as to the Subject Common Shares; and

(l)            except as set forth on Schedule B, the Seller is a resident of Canada for the purposes of the Income Tax Act (Canada).

ARTICLE 5

TERMINATION

5.1                           Subject to Section 6.3, this Lock-Up Agreement may be terminated by notice in writing:

(a)           insofar as this Lock-Up Agreement applies to the Seller:

(i)            at any time by mutual consent of the Offeror and such Seller;

(ii)           if there has been a breach or non-performance by the Offeror of a material obligation or covenant contained in this Lock-Up Agreement or if any representation or warranty of the Offeror contained in this Lock-Up Agreement is untrue or incorrect in any material respect, where such breach is reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Lock-Up Agreement; or

(iii)          if the Support Agreement is terminated and the Termination Fee is paid to the Offeror in accordance with the provisions thereof.

(b)           by the Offeror if:

(i)            any Locked-Up Shareholder has not complied in any material respect with all of its covenants contained herein or under the applicable Lock-Up Agreement or if any representation or warranty of any Locked-up Shareholder under this Lock-Up Agreement is untrue or incorrect in any material respect;

(ii)           any of the conditions of the Offer is not satisfied or waived at the Expiry Time and the Offeror elects not to waive such condition; or

(iii)          the Support Agreement is terminated in accordance with the provisions thereof.

(c)           No termination pursuant to this Section 5.1 shall prejudice the rights of a party as a result of any breach by any other party of its obligations hereunder.

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(d)           Upon termination of this Lock-Up Agreement, the Seller shall be entitled to withdraw any of such Seller’s Common Shares deposited under the Offer.

(e)           Any party wishing to exercise its termination rights under this Section 5 shall not be in material default in the performance of its obligations hereunder.  In the event of the termination of this Lock-Up Agreement as provided under Section 5.1(b), this Lock-Up Agreement shall have no further force or effect and there shall be no obligation on the part of the Offeror or the Seller hereunder.

ARTICLE 6

GENERAL

6.1                           The covenants, representations and warranties of the Seller made in this Agreement are made by such Seller solely in such Seller’s capacity as a holder of Subject Common Shares, and not such Seller’s capacity (to the extent applicable) as an employee, officer or director of the Company or any of the Company’s Subsidiaries.

6.2                           The parties waive the application of any rule of Law which otherwise would be applicable in connection with the construction of this Lock-Up Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose counsel) prepared the executed agreement or any earlier draft of the same.

6.3                           This Lock-Up Agreement shall become effective in respect of the Seller upon execution and delivery by such Seller.

6.4                           This Lock-Up Agreement may be executed in any number of counterparts, each of which shall be deemed to be original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Lock-Up Agreement to produce more than one counterpart.

6.5                           Subject to the terms and conditions of this Lock-Up Agreement, the Offeror and the Seller agree to cooperate in good faith and use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable (a) to consummate and make effective as promptly as is practicable the transactions contemplated by the Offer and this Lock-Up Agreement, and (b) for the discharge by each party hereto of its respective obligations under this Lock-Up Agreement, including its obligations under Applicable Securities Laws, including in each case the execution and delivery of such documents as another party hereto may reasonably require.

6.6                           The Seller hereby consents to the disclosure of the substance of this Lock-Up Agreement in any press release or any Circular relating to the Offer and to the filing of this Lock-Up Agreement as may be required pursuant to Applicable Securities Laws.  The parties shall co-ordinate in the making and dissemination of

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any public announcement relating to the subject matter of this Lock-Up Agreement.  A copy of this Lock-Up Agreement may be provided to the directors of the Company.

6.7                           This Lock-Up Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns, heirs, executors and personal representatives.  This Lock-Up Agreement shall not be assignable by any party without the prior written consent of the other parties.

6.8                           Time shall be of the essence of this Lock-Up Agreement.

6.9                           If any term, provision, covenant or restriction of this Lock-Up Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, the remainder of the terms, provisions, covenants and restrictions of this Lock-Up Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the agreement to preserve each party’s anticipated benefits under this Lock-Up Agreement.

6.10                         Any notice or other communication required or permitted to be give hereunder shall be sufficiently given if delivered or sent by facsimile transmission as follows:

(a)           in the case of the Seller, the address for service for the Seller shall be shown on Schedule A.

(b)           in the case of Offeror:

Osisko Mining Corporation

2140, rue Saint-Mathieu

Montreal, Quebec

H3H 2J4

Attention:  Sean Roosen, President and Chief Executive Officer

Fax:  (514) 933-3290

with a copy (which shall not itself constitute notice) to:

Fraser Milner Casgrain LLP

1 First Canadian Place

Suite 3900, 100 King Street West

Toronto, Ontario

M5X 1B2

Attention:  John W. Sabine

Fax:  416-863-4592

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(c)           at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if so given shall be deemed to have been given and received at the time of receipt (if a business day, if not then on the next succeeding business day) unless actually received after 5:00 p.m. (local time) at the point of delivery in which case it shall be deemed to have been given and received on the next business day.

6.11                         This Lock-Up Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

6.12                         This Lock-Up Agreement shall be governed in all respects, including validity, interpretation and effect, by the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without giving effect to any principles of conflict of Laws thereof which would result in the application of the Laws of any other jurisdiction, and all actions and proceedings arising out of or relating to this Lock-Up Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

6.13                         Unless otherwise indicated, all dollar amounts referred to in this Lock-Up Agreement are expressed in Canadian dollars

6.14                         The Seller recognizes and acknowledges that the Offeror would not contemplate proceeding with making the Offer unless this Lock-Up Agreement was entered into by the Seller, and that a breach by the Seller of any covenants or other commitments contained in this Lock-Up Agreement will cause the Offeror to sustain injury for which it would not have an adequate remedy at law for money damages.  As a result, the Seller agrees that, in the event of any such breach, the Offeror shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity, and the Seller further and agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

6.15                         This Lock-Up Agreement may be signed in counterparts that together shall be deemed to constitute one valid and binding agreement.

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If the foregoing accurately reflects the terms and conditions of our agreement, kindly indicate your acceptance by signing, dating and returning to the Offeror the enclosed duplicate copy of this letter by facsimile or otherwise prior to 9:00 p.m. (Toronto time) on March 21, 2010 failing which this offer shall be null and void.

Yours very truly,

OSISKO MINING CORPORATION

By:
Name:
Title:

Accepted and agreed to this                   day of March, 2010.

By:
Name:
Title:

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SCHEDULE A

SELLER’S OWNERSHIP OF SECURITIES OF THE COMPANY

Name and Address of Shareholder	Shares Held	Options Held	Warrants Held	Number of Other Convertible, Exchangeable or Exerciseable Securities

SCHEDULE B

1.                                      The Seller is the registered owner of all Common Shares, Options and/or Warrants listed in Schedule A, with the exception of those indicated below, which are registered as follows:

2.                                      The Seller IS / IS NOT (please circle as applicable) a resident of Canada for the purposes of the Income Tax Act (Canada).

LOCK-UP AGREEMENT

(SOFT)

STRICTLY CONFIDENTIAL

March 20, 2010

TO:                                                                                                                                                                  (the “Seller”)

Osisko Mining Corporation (the “Offeror”) and Brett Resources Inc. (the “Company”) have entered into a support agreement (the “Support Agreement”) dated of even date herewith.  Capitalized terms used in this lock-up agreement (this “Lock-up Agreement”) and not otherwise defined herein that are defined in the Support Agreement shall have the respective meanings ascribed thereto in the Support Agreement.

This Lock-Up Agreement sets out the terms and conditions of the agreement of the Seller: (i) to support the Offer; (ii) to deposit or cause to be deposited under the Offer all of the Common Shares currently owned or controlled by the Seller; and (iii) if the Seller, after the date hereof and prior to the Expiry Date, exercises any of the Options or Warrants currently owned by the Seller and is issued Common Shares upon exercise (such Common Shares issued upon exercise are hereinafter referred to as “Subsequently Acquired Common Shares”), to deposit such Subsequently Acquired Common Shares under the Offer (such Common Shares referred to in (ii) above and such Subsequently Acquired Common Shares are hereinafter collectively referred to as the “Subject Common Shares”).

ARTICLE 1

THE OFFER

1.1                                                                                 In the event the Offeror makes the Offer in accordance with the Support Agreement, and subject to the satisfaction or waiver of the conditions of the Offer as contemplated in Section 1.2 below, the Offeror shall take-up and pay for the Common Shares deposited under the Offer as soon as reasonably practicable and, in any event, not later than three business days following the time at which the Offeror becomes entitled to take-up such Common Shares under the Offer pursuant to Applicable Securities Laws.

1.2                                                                                 The obligation of the Offeror to take-up and pay for the Subject Common Shares under the Offer shall not be subject to any conditions, save and except for those conditions set out in Schedule A of the Support Agreement.  The conditions to the making of the Offer are for the sole benefit of the Offeror and may be waived by the Offeror in whole or in part in its sole discretion.

1.3                                                                                 The Seller acknowledges and agrees that the Offeror may, in its sole discretion, modify or waive any term or condition of the Offer; provided that Offeror shall not, without the prior written consent of the Seller and the Company, increase the

Minimum Condition, decrease the Minimum Condition below 50.1%, impose additional conditions to the Offer, decrease the consideration per Common Share, decrease the number of Common Shares in respect of which the Offer is made, change the form of consideration payable under the Offer (other than to increase the total consideration per Common Share and/or add additional consideration or consideration alternatives in addition to the cash consideration under the initial Offer) or otherwise vary the Offer or any terms or conditions thereof (which for greater certainty does not include a waiver of a condition) in a manner which is adverse to shareholders generally.

ARTICLE 2

COVENANTS OF THE SELLER

2.1                                                                                 The Seller agrees, from the date hereof until the earlier of:  (i) the termination of this Lock-Up Agreement pursuant to Article 5; and (ii) the Expiry Time, except in accordance with the terms of this Lock-Up Agreement, not to:

(a)                                  acquire direct or indirect beneficial ownership or holding of or control or direction over any additional Common Shares or obtain or enter into any right to do so, with the exception of any Common Shares acquired pursuant to the exercise of Options or Warrants;

(b)                                 grant or agree to grant any proxy or other right to the Subject Common Shares, or enter into any voting trust or pooling agreement or arrangement or enter into or subject any of such Subject Common Shares to any other agreement, arrangement, understanding or commitment, formal or informal, with respect to or relating to the voting thereof;

(c)                                  in any manner, directly or indirectly, through any officer, director, employee, representative (including for greater certainty any financial or other advisors) or agent or otherwise (as applicable), make, solicit, assist, initiate, encourage or otherwise facilitate any inquiries, proposals or offers from any person regarding an Alternative Transaction, engage in any discussions or negotiations regarding any Alternative Transaction, or otherwise co-operate in any way with, or assist or participate in, knowingly facilitate or encourage any effort or attempt by any other person to do or seek to do any of the foregoing;

(d)                                 solicit or arrange or provide assistance to any other person to arrange for the solicitation of, purchases of or offers to sell Common Shares or act in concert or jointly with any other person for the purpose of acquiring Common Shares or the purpose of affecting the control of the Company;

(e)                                  option, sell, assign, dispose of, pledge, create an Encumbrance on, grant a security interest in or otherwise convey any Options, Warrants or Subject Common Shares or any right or interest therein, or agree to do any of the foregoing except pursuant to the Offer and this Lock-Up Agreement;

(f)                                    prior to the public announcement by the Offeror and the Company of the entering into of the Support Agreement, directly or indirectly, disclose to any person, firm or corporation (other than the Company and the financial and legal advisors of the Company) the existence of the terms and conditions of this Lock-Up Agreement, or the possibility of the Offeror making the Offer or any terms or conditions or other information concerning the Offer; and

(g)                                 not take any action to encourage or assist any other person to do any of the prohibited acts referred to in foregoing provisions of this Section 2.1.

2.2                                                                                 The Seller hereby agrees, from the date hereof until the earlier of:  (i) the termination of this Lock-Up Agreement pursuant to Article 5; and (ii) the Expiry Time, except in accordance with the terms of this Lock-Up Agreement, to:

(a)                                  immediately cease and cause to be terminated any existing solicitations, discussions or negotiations it is engaged in with any person other than the Offeror or any of its affiliates with respect to or which could lead to any potential Alternative Transaction;

(b)                                 promptly (and in any event within 24 hours after it has received any proposal, inquiry, offer or request) notify the Offeror, at first orally and then in writing of:  (i) any proposal, inquiry, offer (or any amendment thereto) or request that the Seller receives, or of which the Seller becomes aware, that relates to, or constitutes, or which the Seller reasonably believes could lead to, a bona fide Alternative Transaction; or (ii) any request that the Seller receives for discussions or negotiations relating to an Alternative Transaction or any request for material non-public information relating to the Company or any subsidiary of the Company or any of the Company’s mineral properties by any person or entity that informs the Seller that it is considering making, or has made, an Alternative Transaction.  Such notice to the Offeror shall include a description of the terms and conditions of, and the identity of the person making, any such proposal, inquiry, offer (including any amendment thereto) or request and shall include copies of any such proposal, inquiry, offer or request or any amendment to any of the foregoing.  The Seller shall also provide such other details of the proposal, inquiry, offer or request, or any amendment to the foregoing, as the Offeror may reasonably request.  The Seller shall keep the Offeror promptly and fully informed of the status, including any change to the material terms, of any such proposal, inquiry, offer or request, or any amendment to the foregoing, and will respond promptly to all inquiries by the Offeror with respect thereto; and

(c)                                  exercise the voting rights attaching to the Subject Common Shares and otherwise use the Seller’s commercially reasonable efforts in the Seller’s capacity as a shareholder of the Company to oppose any proposed action by the Company, the Shareholders, any of the Company’s Subsidiaries or any other person:  (i) in respect of any merger, take-over bid, amalgamation, plan of arrangement, business combination or similar transaction involving the Company or any other than the Offer; (ii) which would reasonably be regarded as being directed towards or likely to prevent or delay the take-up of and payment for the Subject Common Shares deposited under the Offer or the successful completion of the Offer, including without limitation any amendment to the articles or by-laws of the Company or its corporate structure; or (iii) which would reasonably be expected to result in a Material Adverse Effect in respect of the Company.  In connection therewith, the Seller hereby appoints the Offeror as its attorney in fact (which appointment is unconditional, irrevocable (subject to Article 5), and is coupled with an interest) for and on his behalf to execute a proxy appointing a person designated by the Offeror to attend and act on behalf of each such Seller at any meeting of shareholders of the Company in respect of any of the matters referred to in this Section 2.2(c); provided that if, pursuant to this power of attorney, the Offeror has executed and not revoked a proxy in respect of such a meeting, which proxy has been accepted by the Company, then in such circumstances the Seller shall not be responsible for voting under this Section 2.2(c).  The Offeror shall advise the Seller upon executing any proxies in respect of the Subject Common Shares held by the Seller.

ARTICLE 3

AGREEMENT TO TENDER AND EXERCISE OPTIONS AND WARRANTS

3.1                                                                                 This Lock-Up Agreement when signed and delivered by the Seller will constitute the agreement of the Seller, among other things, to accept the Offer and validly deposit and cause to be deposited and cause all acts and things to be done to deposit under the Offer all of the Subject Common Shares currently owned or controlled by the Seller and, in any event, not less than the number of Subject Common Shares set forth opposite the Seller’s name on Schedule A hereto, together with a duly completed and executed letter of transmittal, on the terms and conditions set out herein.

3.2                                                                                 The Seller agrees that if Offeror makes the Offer in compliance with Section 1.1 and Section 1.2, the Seller shall deposit or cause to be deposited with the depository under the Offer (a) within 10 calendar days of the mailing of the Circular, all of the Subject Common Shares, and (b) not later than two Business Days of the date of the exercise of any of the Options or Warrants by the Seller and in any event prior to the first scheduled expiry time of the Offer following the date of the exercise of any of the Options and Warrants by the Seller, all such documents as may be necessary or desirable to deposit or cause to be deposited all of the Subsequently Acquired Common Shares (including those acquired pursuant to the exercise of Options and the exercise of Warrants), in each case in accordance with the terms of the Offer, and thereafter, except as may be permitted by this Lock-Up Agreement or unless this Lock-Up Agreement is terminated in accordance with Article 5, the Seller shall not withdraw or take any action to withdraw any of the Seller’s Subject Common Shares deposited under the Offer (notwithstanding any statutory rights or other rights under the terms of the Offer or otherwise which the Seller might have and whether or not the Company recommends or fails to recommend or withdraws, modifies or qualifies its recommendation of the Offer).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1                                                                                 The Seller by its acceptance hereof represents and warrants as follows and acknowledges that the Offeror is relying upon such representations and warranties in connection with entering into this Lock-Up Agreement and making the Offer and purchasing the Subject Common Shares:

(a)                                  the Seller is the sole beneficial owner of and/or controls all of the Common Shares, Options and/or Warrants set forth opposite the Seller’s name on Schedule A and, except as set forth on Schedule B, the Seller is the registered owner of such Common Shares, Options and/or Warrants;

(b)                                 (i) the only securities of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised by the Seller are those listed on Schedule A beside the Seller’s name, and (ii) other than any Options or Warrants listed opposite the name of the Seller in Schedule A or Common Shares issuable on the exercise thereof, the Seller has no right to acquire any Common Shares and has no other agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Seller or transfer to the Seller of additional securities of the Company;

(c)                                  the Seller has the sole right to sell (or has obtained all consents required to do so) and vote all the Subject Common Shares now held, and will have the right to sell and vote all the Subject Common Shares hereafter acquired by the Seller;

(d)                                 all the Subject Common Shares held by the Seller will, at the time at which Offeror takes up and pays for such Subject Common Shares, be beneficially owned by the Seller with good and marketable title thereto, free and clear of any and all Encumbrances and are and will at such time be issued and outstanding as fully paid and non-assessable shares in the capital of the Company;

(e)                                  no person has any agreement, option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject

Common Shares owned by the Seller or any interest therein or right thereto, except the Offeror pursuant to this Lock-Up Agreement;

(f)                                    none of the execution or delivery of this Lock-Up Agreement by the Seller, the authorization of this Lock-Up Agreement by the Seller or the compliance by the Seller of its obligations under this Lock-Up Agreement, will result (with or without notice or the passage of time) in a violation or breach of or constitute a default under any provision of (i) if such Seller is a corporation, the constating documents or by-laws of such Seller; (ii) any applicable Laws, or (iii) any note, bond, mortgage, indenture or contract or agreement to which the Seller is party or by which the Seller is bound;

(g)                                 if the Seller is a corporation, the Seller is duly organized under the Laws of its jurisdiction of incorporation and is validly existing;

(h)                                 if the Seller is a corporation, the Seller has the necessary corporate power and authority to enter into this Lock-Up Agreement and to perform its obligations hereunder, and its execution and delivery of this Lock-Up Agreement and the performance by it of its obligations under this Lock-Up Agreement have been duly authorized and no other corporate proceedings on its part are necessary to authorize this Lock-Up Agreement;

(i)                                     this Lock-Up Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors’ rights generally, and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction  to general principles of equity;

(j)                                     other than in connection with or in compliance with the provisions of Applicable Securities Laws, the policies of the TSX Venture Exchange and the Toronto Stock Exchange and as otherwise contemplated herein:  (i) there is no legal impediment to the Seller’s consummation of the transactions contemplated by this Lock-Up Agreement; and (ii) no filing or registration with, or authorization, consent or approval of, any government authority need be obtained by the Seller in connection with the making or the consummation of the Offer;

(k)                                  the Seller has not previously granted or agreed to grant any ongoing proxy in respect of the Subject Common Shares or entered into any voting trust, vote pooling or any other agreement with respect to the right to vote, call meetings of shareholders or get consents or approvals of any kind as to the Subject Common Shares; and

(l)                                     except as set forth on Schedule B, the Seller is a resident of Canada for the purposes of the Income Tax Act (Canada).

ARTICLE 5

TERMINATION

5.1                                                                                 Subject to Section 6.3, this Lock-Up Agreement may be terminated by notice in writing:

(a)                                  insofar as this Lock-Up Agreement applies to the Seller:

(i)                                     at any time by mutual consent of the Offeror and such Seller;

(ii)                                  if there has been a breach or non-performance by the Offeror of a material obligation or covenant contained in this Lock-Up Agreement or if any representation or warranty of the Offeror contained in this Lock-Up Agreement is untrue or incorrect in any material respect, where such breach is reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Lock-Up Agreement; or

(iii)                               if the Support Agreement is terminated and any required Termination Fee is paid to the Offeror in accordance with the provisions thereof.

(b)                                 by the Offeror if:

(i)                                     any Locked-Up Shareholder has not complied in any material respect with all of its covenants contained herein or under the applicable Lock-Up Agreement or if any representation or warranty of any Locked-up Shareholder under this Lock-Up Agreement is untrue or incorrect in any material respect;

(ii)                                  any of the conditions of the Offer is not satisfied or waived at the Expiry Time and the Offeror elects not to waive such condition; or

(iii)                               the Support Agreement is terminated in accordance with the provisions thereof.

(c)                                  No termination pursuant to this Section 5.1 shall prejudice the rights of a party as a result of any breach by any other party of its obligations hereunder.

(d)                                 Upon termination of this Lock-Up Agreement, the Seller shall be entitled to withdraw any of such Seller’s Common Shares deposited under the Offer.

(e)                                  Any party wishing to exercise its termination rights under this Section 5 shall not be in material default in the performance of its obligations hereunder.  In the event of the termination of this Lock-Up Agreement as provided under Section 5.1(b), this Lock-Up Agreement shall have no further force or effect and there shall be no obligation on the part of the Offeror or the Seller hereunder.

ARTICLE 6

GENERAL

6.1                                                                                 The covenants, representations and warranties of the Seller made in this Agreement are made by such Seller solely in such Seller’s capacity as a holder of Subject Common Shares, and not such Seller’s capacity (to the extent applicable) as an employee, officer or director of the Company or any of the Company’s Subsidiaries.

6.2                                                                                 The parties waive the application of any rule of Law which otherwise would be applicable in connection with the construction of this Lock-Up Agreement that ambiguous or conflicting terms or provisions should be construed against the party who (or whose counsel) prepared the executed agreement or any earlier draft of the same.

6.3                                                                                 This Lock-Up Agreement shall become effective in respect of the Seller upon execution and delivery by such Seller.

6.4                                                                                 This Lock-Up Agreement may be executed in any number of counterparts, each of which shall be deemed to be original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Lock-Up Agreement to produce more than one counterpart.

6.5                                                                                 Subject to the terms and conditions of this Lock-Up Agreement, the Offeror and the Seller agree to cooperate in good faith and use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable (a) to consummate and make effective as promptly as is practicable the transactions contemplated by the Offer and this Lock-Up Agreement, and (b) for the discharge by each party hereto of its respective obligations under this Lock-Up Agreement, including its obligations under Applicable Securities Laws, including in each case the execution and delivery of such documents as another party hereto may reasonably require.

6.6                                                                                 The Seller hereby consents to the disclosure of the substance of this Lock-Up Agreement in any press release or any Circular relating to the Offer and to the filing of this Lock-Up Agreement as may be required pursuant to Applicable Securities Laws.  The parties shall co-ordinate in the making and dissemination of any public announcement relating to the subject matter of this Lock-Up Agreement.  A copy of this Lock-Up Agreement may be provided to the directors of the Company.

6.7                                                                                 This Lock-Up Agreement shall be binding upon and shall enure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns, heirs, executors and personal representatives.  This Lock-Up Agreement shall not be assignable by any party without the prior written consent of the other parties.

6.8                                                                                 Time shall be of the essence of this Lock-Up Agreement.

6.9                                                                                 If any term, provision, covenant or restriction of this Lock-Up Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, in whole or in part, the remainder of the terms, provisions, covenants and restrictions of this Lock-Up Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify the agreement to preserve each party’s anticipated benefits under this Lock-Up Agreement.

6.10                                                                           Any notice or other communication required or permitted to be give hereunder shall be sufficiently given if delivered or sent by facsimile transmission as follows:

(a)                                  in the case of the Seller, the address for service for the Seller shall be shown on Schedule A.

(b)                                 in the case of Offeror:

Osisko Mining Corporation
2140, rue Saint-Mathieu
Montreal, Quebec
H3H 2J4

Attention:                                         Sean Roosen, President and Chief Executive Officer
Fax:                           (514) 933-3290

with a copy (which shall not itself constitute notice) to:

Fraser Milner Casgrain LLP
1 First Canadian Place
Suite 3900, 100 King Street West
Toronto, Ontario
M5X 1B2

Attention:                                         John W. Sabine
Fax:                           416-863-4592

(c)                                  at such other address as the party to which such notice or other communication is to be given has last notified the party giving the same in the manner provided in this Section, and if so given shall be deemed to have been given and received at the time of receipt (if a business day, if not then on the next succeeding business day) unless actually received after 5:00 p.m. (local time) at the point of delivery in which case it shall be deemed to have been given and received on the next business day.

6.11                                                                           This Lock-Up Agreement (together with all other documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

6.12                                                                           This Lock-Up Agreement shall be governed in all respects, including validity, interpretation and effect, by the Laws of the Province of Ontario and the federal Laws of Canada applicable therein, without giving effect to any principles of conflict of Laws thereof which would result in the application of the Laws of any other jurisdiction, and all actions and proceedings arising out of or relating to this Lock-Up Agreement shall be heard and determined exclusively in the courts of the Province of Ontario.

6.13                                                                           Unless otherwise indicated, all dollar amounts referred to in this Lock-Up Agreement are expressed in Canadian dollars

6.14                                                                           The Seller recognizes and acknowledges that the Offeror would not contemplate proceeding with making the Offer unless this Lock-Up Agreement was entered into by the Seller, and that a breach by the Seller of any covenants or other commitments contained in this Lock-Up Agreement will cause the Offeror to sustain injury for which it would not have an adequate remedy at law for money damages.  As a result, the Seller agrees that, in the event of any such breach, the Offeror shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity, and the Seller further and agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

6.15                                                                           This Lock-Up Agreement may be signed in counterparts that together shall be deemed to constitute one valid and binding agreement.

If the foregoing accurately reflects the terms and conditions of our agreement, kindly indicate your acceptance by signing, dating and returning to the Offeror the enclosed duplicate copy of this letter by facsimile or otherwise prior to 9:00 p.m. (Toronto time) on March 21, 2010 failing which this offer shall be null and void.

Yours very truly,

OSISKO MINING CORPORATION

By:
Name:
Title:

Accepted and agreed to this                  day of March, 2010.

By:
Name:
Title:

SCHEDULE A

SELLER’S OWNERSHIP OF SECURITIES OF THE COMPANY

Name and Address of Shareholder	Shares Held	Options Held	Warrants Held	Number of Other Convertible, Exchangeable or Exerciseable Securities

SCHEDULE B

1.                                      The Seller is the registered owner of all Common Shares, Options and/or Warrants listed in Schedule A, with the exception of those indicated below, which are registered as follows:

2.                                      The Seller IS / IS NOT (please circle as applicable) a resident of Canada for the purposes of the Income Tax Act (Canada).